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                                                                    Exhibit 99.3

     Consent of Philip S. Payne as a Person Named as About to Become a
Director

     I, Philip S. Payne, hereby consent to be included as a person named as about to become a director of Boddie-Noell Properties, Inc. (the "Company") in the Company's Registration Statement on Form S-2 (Registration No. 333-39803).

                                   /s/ Phillip S. Payne
                                   --------------------------
                                   Phillip S. Payne